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                                                                    Exhibit 99.1

                                  CONSENT OF
              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED



     We hereby consent to the use of our opinion letter dated February 9, 2001 to the Board of Directors of Potomac Electric Power Company ("Pepco") included as Annex D to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Pepco and Conectiv and to the references to such opinion in such Joint Proxy Statement/Prospectus under the captions "Summary--Opinion of the Financial Advisor to Pepco," "The Transaction--Background of the Transaction," "The Transaction--Recommendation of the Pepco Board," "The Transaction--Opinion of the Financial Advisor to Pepco" and "The Merger Agreement--Representations and Warranties of Pepco and Conectiv." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        MERRILL LYNCH, PIERCE, FENNER &
                                        SMITH INCORPORATED



                                        By:  /s/ Merrill Lynch, Pierce, Fenner
                                                 & Smith Incorporated
                                             ---------------------------------

New York, New York

March 14, 2001